Exhibit 99.1

FingerMotion CEO Jolie Kahn Issues Letter to Shareholders

WEST PALM BEACH, FL / GLOBENEWSWIRE / August 24, 2026 / FingerMotion, Inc. (Nasdaq: FNGR)

Dear FingerMotion Shareholders:

Artificial intelligence is driving demand for computing capacity faster than the power grid can deliver. Conventional data centers take years to build and interconnect. FingerMotion intends to address this gap with modular, behind-the-meter compute infrastructure in North America—capacity built in stages, sited where power already exists, and matched to visible demand.

Since becoming Chief Executive Officer earlier this month, I have been working with our Board, management team and strategic partners to establish a disciplined path into the enterprise AI and compute-infrastructure market while preserving and strengthening FingerMotion’s existing business. This letter outlines the opportunity we see and the measured approach we intend to take.

The Board and management take their fiduciary duties seriously. Every decision is evaluated against the long-term interests of the Company and all its shareholders. Our approach emphasizes commercial validation, prudent financing, clear contractual rights, and disciplined capital deployment. We will not pursue growth merely to announce larger projects.

FingerMotion continues to operate its mobile data, payment, and recharge platform business in China. Management remains focused on improving efficiency, cash conversion, and profitability of that platform.

Our primary focus is a deliberate expansion into modular AI and high-performance computing infrastructure in North America. Rather than a single multibillion-dollar hyperscale campus, we are evaluating smaller, modular facilities that can be deployed incrementally in response to contracted or demonstrable customer demand. This approach is intended to reduce initial development risk and shorten timelines compared with traditional hyperscale projects.

A central element is access to reliable, economically attractive power. In Western Canada, we are evaluating behind-the-meter facilities located near natural-gas resources, allowing electricity to be generated and consumed on site rather than transmitted through the public grid. If successful, this model can provide greater control over power availability and cost while avoiding many grid-interconnection delays.

Our first step in the execution of our plan was the recent acquisition of a 9.9% interest in Lyken AI Computing Inc. (operating as Lyken.AI). Lyken provides access to outsourced cloud-compute capacity and is developing an integrated enterprise offering that spans compute infrastructure, secure storage, private low-latency networking, and deployment support. Many enterprise customers need more specialized infrastructure than retail colocation provides yet lack the scale to contract directly with hyperscale operators. That underserved segment is one of the markets we intend to address.

Progress will be measured against specific operating and commercial milestones, including:

●	Continued execution and improved cash management in our existing business;
●	Completion of technical, legal, and financial due diligence on the initial project;
●	Negotiation of definitive site, equipment, hosting, power, and construction agreements;
●	Development of a detailed capital budget, deployment schedule, and AI hardware procurement plan;
●	Confirmation of network connectivity, permitting, and regulatory requirements;
●	Securing customers or commercially supportable indications of demand before committing substantial capital; and
●	Integration of Lyken’s enterprise-compute capabilities and customer pipeline into the broader strategy.

Capital discipline will be essential. The Company recently completed financing transactions intended to provide additional working capital. We intend to deploy that capital in stages, aligning major expenditures with completed diligence, binding commercial arrangements, and identifiable demand.

We are also strengthening the leadership and financial capabilities required to execute this strategy. My background includes serving as chief executive officer of a digital asset treasury company, general counsel to one of the largest publicly traded Bitcoin mining companies in North America, and interim chief financial officer to several Nasdaq-listed companies, with experience structuring complex debt and equity financings, mergers, and acquisitions. Chris Polimeni recently joined FingerMotion as Chief Financial Officer. He brings more than 35 years of financial leadership across multiple industries, with depth in mergers and acquisitions, capital raising, SEC reporting, auditing, and financial planning—experience that will be important as we establish the financial controls, project-evaluation standards, and reporting processes needed for the Company’s next phase.

As a publicly traded company, our shares trade in the open market. Management does not control, and does not have visibility into, the identity of buyers or sellers on any given day, and we do not comment on individual trading activity. Our responsibility is to execute the strategy, communicate material information accurately, comply with our obligations under the federal securities laws, and work to create sustainable value. Credibility must be earned through execution, transparency, and results.

Constructive engagement is welcome. Shareholders with questions are encouraged to reach out through Investor Relations at ir@fingermotion.com.

In the coming months, our communications will focus on tangible progress: definitive agreements, validated project economics, customer relationships, financing arrangements, deployment milestones, and ultimately revenue and cash-flow generation.

I appreciate the opportunity to lead FingerMotion at this pivotal stage. Substantial work lies ahead, but the convergence of enterprise AI demand, distributed computing, and behind-the-meter energy creates an opportunity worth pursuing carefully and deliberately. The Board and management are committed to doing that work with financial discipline, transparency, and a clear focus on long-term shareholder value.

Sincerely,

Jolie Kahn

Chief Executive Officer and Director

Investor Relations

E: ir@fingermotion.com

W: www.fingermotion.com

About FingerMotion, Inc.

FingerMotion is a technology company serving a growing base of users across the mobile payment, recharge, and data-analytics markets in the People’s Republic of China. The Company continues to develop new tools and services for those users, with the long-term objective of expanding that base organically into a large and highly engaged community — scale the Company believes will support relationships with larger, higher-value customers over time. The Company also evaluates emerging technologies for adjacent opportunities.

FingerMotion is extending that strategy into the enterprise AI and cloud compute market through its equity position in Lyken AI Computing Inc. Under the terms of the transaction, the Company may increase that position over time, subject to the conditions set out in the definitive agreements.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding the Company’s strategy for the enterprise computing market; the intended scope, components, delivery model and competitive positioning of the Company’s enterprise compute offering; expected access to capacity, vendors, data centers, connectivity and power; anticipated go-to-market activity, customer demand, pipeline conversion and revenue; and expectations regarding cost of power and delivered compute economics.

Forward-looking statements are typically identified by words such as “will”, “intend”, “anticipate”, “expect”, “believe”, “plan”, “potential”, “project”, “estimate”, “target”, “continue”, “position”, “may”, “might”, “could” and “should”. These statements are predictions based on assumptions, including that the Company will be able to identify, contract and deliver commercially viable enterprise compute offerings; and that general economic, capital-market, technology and regulatory conditions will not change materially.

Forward-looking statements are not guarantees of future performance. Actual results could differ materially due to risks and uncertainties including the Company’s limited operating history in enterprise computing; competition from hyperscale and specialized compute providers; GPU, data-center, power and supply-chain constraints; inability to convert pipeline opportunities into binding contracts; customer non-renewal, termination or delayed purchasing decisions; pricing pressure and rapid technological change; the availability and cost of capital required to expand the Company’s business; restrictions on the issuance, listing, transfer or resale of securities; fluctuations in FingerMotion’s share price or foreign-exchange rates; third-party consent and confidentiality limitations; and different accounting or tax outcomes than expected. This list is not exhaustive.

Additional information concerning these and other risk factors is contained in FingerMotion’s most recent Annual Report on Form 10-K and subsequent filings with the U.S. Securities and Exchange Commission, available at www.sec.gov. All forward-looking statements are expressly qualified by these cautionary statements and are made as of the date of this press release. FingerMotion undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.